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                                                                Exhibit 10.3

                              JOINT VENTURE AGREEMENT

         This Joint Venture Agreement, hereinafter referred to as "Agreement," is made by and between MEDICAL RISK MANAGEMENT ASSOCIATES, a California company having its principle place of business at 4572 Delaware Street, San Diego, California 92116, hereinafter referred to as "MRMA," and ACCURATE ASSESSMENTS, INC., an Iowa corporation having its principle place of business at 1823 Harney Street, Suite 101, Omaha, Nebraska 68102, hereinafter referred to as "ACCURATE."

                                     RECITALS

         1. The parties desire to conduct a business operation together, namely the development and sale, for profit, of a computer program designed to facilitate the performance and reporting of root cause analyses.

         2. Each party is willing to invest money, time, and effort to finance and conduct the business operation.

         3. MRMA is the author and owner of certain logic structure and corresponding data flow diagrams which define the process to be followed, and features to be possessed, by the proposed root cause analysis software product.

         4. ACCURATE is a computer software developer and author of computer code currently used in the health care industry.

         WHEREFORE, for the reasons recited above, and in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         1. SCOPE AND DESCRIPTION. By this Agreement, the parties create a Joint Venture to develop and sell for profit a computer software program to facilitate the performance and reporting of root cause analyses. The Joint Venture shall be conducted under the name of Root Cause Analyst from a place of business at 1823 Harney Street, Suite 101, Omaha, Nebraska 68102.

         2. CONTRIBUTIONS. MRMA grants to ACCURATE, for the term of this Agreement, the exclusive right to create a computer software program utilizing its root cause analysis logic structure and corresponding data flow diagrams. MRMA also will provide its knowledge and expertise of root cause analysis to the project and otherwise assist ACCURATE in producing and marketing the proposed software product for sale to, and use by, various entities within the health care and quality improvement industries. ACCURATE shall write, develop, mass product and package, technically support, market and sell the software program. In addition, ACCURATE shall collect all payments from sales, and distribute such proceeds, if any, in accordance with paragraph 4 of this agreement.

         3. CONDUCT OF VENTURE. On or before 15 April 1999, ACCURATE shall deliver a prototype of the program to MRMA for review. MRMA shall review and offer any changes and/or


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               suggestions for the program within 14 days of receipt of the prototype. ACCURATE will provide a "demo" version of the completed and final product for marketing and sales purposes. The final, completed program shall be accompanied by a manual, which shall consist of an explanation of root cause analysis (to be drafted by MRMA) and technical support for the use of the program (to be drafted by ACCURATE). The completed program will be marketed by ACCURATE through its regular sales outlets, including but not limited to its website. In addition, MRMA agrees to establish a website through which it will advertise and market the program.

               Prior to or simultaneous with release of the product, MRMA will copyright said product in the name of both MRMA and ACCURATE in the United States, at MRMA's expense. ACCURATE will imprint on the packaging of each copy of the program and supporting manual the notice "Copyright 1999 by MRMA and ACCURATE." ACCURATE will have the unlimited right, at its discretion, to copyright and/or patent the program code for this product, at ACCURATE's expense. MRMA will similarly have the unlimited right, at its discretion, to copyright and/or patent the logic structure for this product, at MRMA's expense.

         4. PROFITS OR LOSSES. Gross proceeds (less shipping costs) from the venture shall be divided among the parties equally (I.E., 50/50). Such proceeds shall be distributed monthly. The entire cost of this venture is at risk, with each party's share of that risk being constituted by its contribution to the project.

         5. RESERVED RIGHTS. All rights to MRMA's logic structure and corresponding data flow diagrams now existing or that may hereinafter come into existence are reserved to MRMA for its exclusive use at all times. Correspondingly, all rights to ACCURATE's computer code now existing or that may hereinafter come into existence, including that which is developed for this specific program, are reserved to ACCURATE for its exclusive use at all times.

         6. TERMS AND TERMINATION. This Agreement shall be binding for an initial term of two (2) years from the date of execution, and thereafter until one party gives to the other three (3) months written notice of intent to terminate the venture. In addition, if the program is not ready for marketing and sale by 1 June 1999, then either party may terminate this Agreement upon thirty (30) days written notice to the other party. In such an eventuality, MRMA is precluded from using any code developed by ACCURATE, and similarly, ACCURATE is precluded from using any logic structure developed by MRMA. Upon termination of this Agreement, all sales of the program on behalf of the joint venture shall cease and the Joint Venture shall be wound up in accordance with applicable law.

               During the term of this Agreement, neither party may create, market or sell a computer software program that would, or reasonably could be considered to, compete with the program that is the subject of this Joint Venture. Notwithstanding the above, nothing contained in herein shall be construed to prevent either party from developing and selling the program or a similar program after termination of this Agreement, nor shall this Agreement be interpreted to create a covenant not to compete with respect to either party following such termination of the Joint Venture.


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               The parties agree that nothing in this Agreement shall prevent either party from selling the program for a period of two years following termination of the Agreement, after which sales of this product must cease. Gross proceeds (less shipping costs) from sales during this two year period will continue to be divided equally between the two parties as set forth in paragraph 4, above. For such sales, each party will maintain their respective responsibilities as set forth in paragraph 2, above. Neither party is restrained or restricted from developing competing product(s) during this two-year post-termination period, but marketing and/or sales of such competing product(s) may not begin until one year before the end of this two-year period.

               In the event of Joint Venture termination, both parties will be bound by the terms of paragraph 13, below.

               The product name, "Root Cause Analyst," is the property of the Joint Venture, and as such may not be used as a product name by either party after termination of the Joint Venture.

         7. AUTHORITY TO ENTER INTO AGREEMENT. ACCURATE covenants that the party executing this Agreement on behalf of ACCURATE has full authority to exercise the same and to bind ACCURATE ASSESSMENTS, INC. to this Agreement.

               Similarly, MRMA covenants that the party executing this Agreement on behalf of MEDICAL RISK MANAGEMENT ASSOCIATES has full authority to exercise the same and to bind MEDICAL RISK MANAGEMENT ASSOCIATES to this Agreement.

         8. INDEMNIFICATION. ACCURATE does hereby indemnify and shall hold harmless from and against all debts, claims, actions, or causes of action, losses, damages and attorneys' fees, now existing or that may hereinafter arise from or grow out of ACCURATE's past operation and ownership of its business, as well as its current operation and ownership of that part of its business that does not directly involve the subject of the Joint Venture defined by this Agreement, either directly or indirectly.

               MRMA does hereby indemnify and shall hold harmless from and against all debts, claims, actions, or causes of action, losses, damages and attorneys' fees, now existing or that may hereinafter arise from or grow out of MRMA's past operation and ownership of its business, as well as its current operation and ownership of that part of its business that does not directly involve the subject of the Joint Venture defined by this Agreement, either directly or indirectly.

         9. ASSIGNMENT. Neither party shall have right to assign or transfer this Agreement, nor any rights hereunder in the Joint Venture, to any person or entity without the express written consent of the other party. Any transfer or assignment made without the consent of the other party shall not relieve the transferor or assignor of its duties or obligations under this Agreement. Any assignment validly made hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective assigns, heirs and personal representatives.




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        10.    NOTICES. All notices, requests and communication under this
               Agreement shall be given in writing by (a) personal delivery (confirmed by the carrier delivery service), (b) telegram or telefax confirmed in writing by mail, or (c) first-class registered or certified mail, postage pre-paid, return receipt requested to the individuals and addressed as indicated below:

                    If to ACCURATE:
                                   ACCURATE ASSESSMENTS, INC.
                                   c/o William C. Allan
                                   1823 Harney Street, Suite 101
                                   Omaha, NE 68102
                                   Phone:  (402)341-8880
                                   Fax:    (402) 341-7966

                                   Thomas D. Waldman, Esq.
                                   Polk & Waldman
                                   1823 Harney Street, Suite 300
                                   Omaha, NE 68102
                                   Phone:   (402) 346-1100
                                   Fax:     (402) 346-1199

                    If to MRMA:
                                   MEDICAL RISK MANAGEMENT ASSOCIATES
                                   4572 Delaware Street
                                   San Diego, CA 92116
                                   Phone:   (619) 294-2823
                                   Fax:     (619) 294-2436

        11. CONFIDENTIALITY. ACCURATE and MRMA understand and agree that neither party may disclose to any third party, any information about the business of the other, without the express written permission of the other.

        12. TITLE TO PROPERTY. All legal title to property acquired by the Joint Venture, whether real or personal, shall be taken in the name of the party which acquired same, to be held for the interest of the Joint Venture, and retained in the name of the acquiring party upon termination of this Agreement.

        13. RECORDS AND ACCOUNTING. ACCURATE and MRMA shall maintain or cause to be maintained a complete set of records, statements and accounts concerning the total operation of the Joint Venture, in which books shall be entered, fully and accurately, each transaction pertaining to the venture. All the books will be open at all times for inspection and examination by each party and/or each party's respective agent.

        14. OTHER BUSINESS INTERESTS. Each party may have other business interests and may engage in any other business or trade, profession or employment whatsoever, on its or his own account, or in partnership with or as an employee of or as an officer, director or


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               stockholder of any other person, form or corporation, and neither party shall be required to devote its or his or her entire time to the business of the Joint Venture.

        15. ENTIRE AGREEMENT. ACCURATE and MRMA understand and agree that this document constitutes the entire Agreement between them regarding the development and sale of the computer program concerning root cause analysis. Any changes, alterations, extension or deletions shall be in writing and executed by both parties in order to be effective. This Agreement may be executed in multiple copies, each of which shall be deemed to be an original for all purposes.

        16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

        17. DISPUTE RESOLUTION. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, the matter of differences shall be settled by meaningful face-to-face discussions between the parties or, if not so settled, by non-binding mediation in Denver, Colorado, or other mutually acceptable city approximately halfway between Omaha, Nebraska and San Diego, California, lasting no more than one half day or, if not settled, by binding arbitration in Denver, Colorado, or other mutually acceptable city approximately halfway between Omaha, Nebraska and San Diego, California, location to be determined at mediation, by a single arbitrator nominated and agreed upon by both parties. If the parties cannot agree upon the identity of the single arbitrator within one (1) month after the first demand for arbitration has been made, an arbitrator shall be randomly selected from any recognized list of arbitrators. Any arbitrator shall agree to serve with full powers to compel the production of documents and things and the attendance of witnesses, to conduct a hearing lasting no more than two days within one month of appointment, and to render a written decision with an opinion within two weeks of the hearing, with the sole purpose of achieving a speedy, just and inexpensive conclusion. A court having jurisdiction over the parties may enter judgement on the award and may issue exception thereof. All costs of said mediation and arbitration shall be borne equally by the parties hereto.

         In witness whereof, the parties execute this Agreement on this 16th day of December 1998.

         ACCURATE ASSESSMENTS, INC.

               BY:         /s/ William C. Allan
                        -----------------------

               ITS:            CEO
                        -----------------------

               DATE:       12/16/98
                        -----------------------

               ATTEST:  /s/ Constance C. Allan
                        -----------------------

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         MEDICAL RISK MANAGEMENT ASSOCIATES

               BY:         /s/ Kenneth A. Hirsh          /s/ Dennis Wallace
                        -----------------------        ----------------------

               ITS:        Partner                       Partner
                        -----------------------        ----------------------

               DATE:       12/22/98                      12/22/98
                        -----------------------        ----------------------

               ATTEST:  /s/ Illegible                    /s/ Illegible
                        -----------------------        ----------------------


STATE OF NEBRASKA  )
                   ) SS.
COUNTY OF          )

         The foregoing instrument was acknowledged before me on December 17th, 1998 by William C. Allan of Accurate Assessments, Inc., a Nebraska corporation, on behalf of that corporation.



GENERAL NOTARY                                   /s/ Lorra Q. Taitague
STATE OF NEBRASKA                             ------------------------------
LORRA Q. TAITAGUE                                Notary Public
My Comm. Exp. April 1, 2001

[SEAL]





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